Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 25, 2005, in the Registration Statement on Form S-1 (Registration No. 333-xxxx) and the related Prospectus of Activant Solutions Holdings Inc. dated June 2, 2005.

/s/ Ernst & Young LLP

Austin, Texas
May 26, 2005